Exhibit 99.1

FOR IMMEDIATE RELEASE
March 1, 2023

Novanta Announces Financial Results
for the Fourth Quarter and Full Year 2022

•
Full Year 2022 GAAP Revenue increased 22% to $861 million
•
Full Year 2022 GAAP Net Income of $74 million
•
Full Year 2022 GAAP Diluted Earnings Per Share increased 46% to $2.06
•
Full Year 2022 Adjusted Earnings Per Share increased 17% to $3.07
•
Full Year 2022 Adjusted EBITDA of $184 million

BEDFORD, Mass., March 1, 2023 -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the fourth quarter and full year 2022.

Financial Highlights	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2022	2021	2022	2021
GAAP
Revenue	$218.4	$199.0	$860.9	$706.8
Operating Income	$26.8	$21.7	$103.1	$64.1
Net Income	$15.3	$13.8	$74.1	$50.3
Diluted EPS	$0.42	$0.38	$2.06	$1.41
Non-GAAP*
Adjusted Operating Income	$37.3	$33.9	$147.5	$116.9
Adjusted Diluted EPS	$0.75	$0.67	$3.07	$2.62
Adjusted EBITDA	$46.1	$42.6	$184.1	$152.7

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“Novanta delivered record financial results for 2022,” said Matthijs Glastra, Chair and Chief Executive Officer of Novanta. “In the fourth quarter, our teams continued to execute well, delivering impressive performance in a challenging operating environment, delivering strong revenue and profit growth for the quarter and for the full year.”

Matthijs Glastra continued, “Looking at 2023 and beyond, we intend to continue to focus on new product development, design wins in high growth applications, driving cash flows, and institutionalizing the Novanta Growth System. With leading and diverse technologies across attractive high growth markets, we believe Novanta is well positioned to continue to deliver sustained long-term shareholder value.”

Fourth Quarter

During the fourth quarter of 2022, Novanta generated GAAP revenue of $218.4 million, an increase of $19.4 million, or 9.8%, versus the fourth quarter of 2021. The Company’s acquisition activities resulted in an increase in revenue of $3.2 million, or 1.6%, compared to the fourth quarter of 2021. Changes in foreign currency exchange rates year over year adversely impacted our revenue by $11.3 million, or 5.6%, during the fourth quarter of 2022. Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 13.8% for the fourth quarter of 2022 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the fourth quarter of 2022, GAAP operating income was $26.8 million, compared to $21.7 million in the fourth quarter of 2021. GAAP net income was $15.3 million in the fourth quarter of 2022, compared to $13.8 million in the fourth quarter of 2021. GAAP diluted earnings per share (“EPS”) was $0.42 in the fourth quarter of 2022, compared to $0.38 in the fourth quarter of 2021.

Adjusted Diluted EPS was $0.75 in the fourth quarter of 2022, compared to $0.67 in the fourth quarter of 2021. The Company ended the fourth quarter of 2022 with 36.0 million diluted weighted average shares outstanding. Adjusted EBITDA was $46.1 million in the fourth quarter of 2022, compared to $42.6 million in the fourth quarter of 2021.

Operating cash flow for the fourth quarter of 2022 was $40.6 million, compared to $28.7 million for the fourth quarter of 2021.

Full Year

For the full year 2022, Novanta generated GAAP revenue of $860.9 million, an increase of $154.1 million, or 21.8%, versus the full year 2021. The Company’s acquisition activities resulted in an increase in revenue of $93.3 million, or 13.2%. Changes in foreign currency exchange rates year over year favorably impacted our revenue by $36.9 million, or 5.2%, in 2022. Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 13.8% for the full year 2022 (see “Organic Revenue Growth” in Reconciliation of GAAP to Non-GAAP Financial Measures below).

For the full year 2022, GAAP operating income was $103.1 million, compared to $64.1 million for 2021. GAAP net income was $74.1 million for the full year 2022, compared to $50.3 million for 2021. GAAP diluted EPS was $2.06 for the full year 2022, compared to $1.41 for 2021.

Adjusted Diluted EPS was $3.07 for the full year 2022, compared to $2.62 for 2021. For the full year 2022, the Company had 35.9 million diluted weighted average shares outstanding. Adjusted EBITDA was $184.1 million for the full year 2022, compared to $152.7 million for 2021.

Operating cash flow for the full year 2022 was $90.8 million, compared to $94.6 million for 2021. The Company finished the year with approximately $435.5 million of total debt and $100.1 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $340.2 million.

Financial Guidance

“We remain very optimistic about our position and opportunities in the medical and advanced industrial end markets that we serve,” said Matthijs Glastra, “Sales in our medical end markets are expected to have solid demand in 2023. And despite some near term slowdown in some areas of the microelectronics end market capital spending, we enter the year with strong backlog and resilient customer demand. We are confident in the ability of our teams to remain disciplined and diligent to serve our customers and deliver strong operating performance in the year ahead.”

For the first quarter of 2023, the Company expects GAAP revenue of approximately $210 million to $212 million. The Company expects Adjusted EBITDA to be in the range of $44 million to $45 million and Adjusted Diluted EPS to be in the range of $0.64 to $0.65. The Company’s guidance assumes no significant changes in foreign exchange rates.

For the full year 2023, the Company expects GAAP revenue of approximately $890 million to $915 million. The Company expects Adjusted EBITDA to be in the range of $195 million to $207 million and Adjusted Diluted EPS to be in the range of $3.00 to $3.20. The Company’s guidance assumes no significant changes in foreign exchange rates, but does assume a weighted average interest rate of 6%, and therefore $24 million to $26 million of net interest expense.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestitures and related expenses; acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses); benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Wednesday, March 1, 2023 at 10:00 a.m. ET to discuss these results and to provide a business update. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, April 3, 2023.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margins are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for certain performance-based restricted stock units issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the first quarter and full year 2023; expectations for our end markets and market position; expectations regarding our ability to navigate difficult macroeconomic conditions; our ability to deliver sustained long-term shareholder value; expectations regarding our backlog and demand in our medical and advanced industrial end-markets; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; risks associated with the COVID-19 pandemic and other events outside our control; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate, introduce new products timely, and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors may cause fluctuations in our operating results; disruptions or breaches in security of our and our third-party providers’ information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; the continuing impact of “Brexit”; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or delays in the delivery of our products; production difficulties and product delivery delays or disruptions; our exposure to medical device regulations, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations affecting our business or products; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; increasing scrutiny and changing expectations from investors, customers, and governments with respect to Environmental, Social and Governance policies and practices; our reliance on original equipment manufacturer customers; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; our exposure to the credit risk of some of our customers and in weakened markets; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$218,373	$198,960	$860,903	$706,793
Cost of revenue	123,830	116,076	482,431	406,465
Gross profit	94,543	82,884	378,472	300,328
Operating expenses:
Research and development and engineering	21,904	19,418	85,770	72,522
Selling, general and administrative	38,710	34,966	158,901	129,155
Amortization of purchased intangible assets	5,351	5,277	26,338	16,577
Restructuring and acquisition related costs	1,734	1,535	4,384	18,020
Total operating expenses	67,699	61,196	275,393	236,274
Operating income	26,844	21,688	103,079	64,054
Interest income (expense), net	(5,688)	(2,891)	(15,616)	(7,387)
Foreign exchange transaction gains (losses), net	(2,240)	172	67	(127)
Other income (expense), net	19	(130)	(371)	(368)
Income before income taxes	18,935	18,839	87,159	56,172
Income tax provision	3,673	5,085	13,108	5,841
Net income	$15,262	$13,754	$74,051	$50,331

Earnings per common share:
Basic	$0.43	$0.39	$2.08	$1.42
Diluted	$0.42	$0.38	$2.06	$1.41

Weighted average common shares outstanding—basic	35,738	35,485	35,652	35,396
Weighted average common shares outstanding—diluted	36,000	35,811	35,909	35,781

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$100,105	$117,393
Accounts receivable, net	137,697	115,617
Inventories	167,997	125,657
Prepaid expenses and other current assets	14,720	15,158
Total current assets	420,519	373,825
Property, plant and equipment, net	103,186	87,439
Operating lease assets	43,317	48,338
Intangible assets, net	175,766	220,989
Goodwill	478,897	479,500
Other assets	19,527	17,792
Total assets	$1,241,212	$1,227,883
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,800	$5,097
Accounts payable	75,225	68,514
Accrued expenses and other current liabilities	84,497	110,327
Total current liabilities	164,522	183,938
Long-term debt	430,662	429,361
Operating lease liabilities	40,808	45,700
Other long-term liabilities	27,634	47,593
Total liabilities	663,626	706,592
Stockholders’ Equity:
Total stockholders’ equity	577,586	521,291
Total liabilities and stockholders’ equity	$1,241,212	$1,227,883

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$15,262	$13,754	$74,051	$50,331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,159	12,781	53,158	43,394
Share-based compensation	5,299	5,437	23,108	25,606
Deferred income taxes	(4,026)	(881)	(18,654)	(3,945)
Other non-cash items	1,441	1,847	3,853	6,248
Changes in assets and liabilities which provided/(used) cash, excluding effects from business acquisitions:
Accounts receivable	11,198	(3,897)	(23,246)	(25,355)
Inventories	(1,995)	(7,135)	(48,547)	(19,078)
Other operating assets and liabilities	1,274	6,807	27,056	17,424
Net cash provided by operating activities	40,612	28,713	90,779	94,625
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and working capital adjustments	—	453	(21,565)	(284,728)
Purchases of property, plant and equipment	(4,258)	(5,217)	(19,643)	(19,976)
Other investing activities	—	200	(1,333)	(2,000)
Net cash used in investing activities	(4,258)	(4,564)	(42,541)	(306,704)
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	—	69,941	280,000
Repayments under term loan and revolving credit facilities	(21,238)	(8,345)	(59,029)	(32,381)
Repurchases of common shares	—	—	(10,000)	—
Payments of contingent consideration related to acquisitions	—	—	(46,254)	(1,836)
Other financing activities	(2,247)	(1,192)	(14,812)	(41,030)
Net cash used in financing activities	(23,485)	(9,537)	(60,154)	204,753
Effect of exchange rates on cash and cash equivalents	2,656	386	(5,372)	(335)
Increase (decrease) in cash and cash equivalents	15,525	14,998	(17,288)	(7,661)
Cash and cash equivalents, beginning of period	84,580	102,395	117,393	125,054
Cash and cash equivalents, end of period	$100,105	$117,393	$100,105	$117,393

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Photonics	$71,632	$56,346	$274,674	$232,459
Vision	77,081	65,631	277,992	262,060
Precision Motion	69,660	76,983	308,237	212,274
Total	$218,373	$198,960	$860,903	$706,793

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Photonics
Gross Profit (GAAP)	$34,905	$24,980	$129,173	$107,993
Gross Profit Margin (GAAP)	48.7%	44.3%	47.0%	46.5%
Amortization of intangible assets	597	753	2,482	3,087
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$35,502	$25,733	$131,655	$111,080
Adjusted Gross Profit Margin (Non-GAAP)	49.6%	45.7%	47.9%	47.8%

Vision
Gross Profit (GAAP)	$28,747	$24,757	$108,713	$100,890
Gross Profit Margin (GAAP)	37.3%	37.7%	39.1%	38.5%
Amortization of intangible assets	1,212	1,485	4,905	6,025
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$29,959	$26,242	$113,618	$106,915
Adjusted Gross Profit Margin (Non-GAAP)	38.9%	40.0%	40.9%	40.8%

Precision Motion
Gross Profit (GAAP)	$32,304	$34,651	$146,150	$99,345
Gross Profit Margin (GAAP)	46.4%	45.0%	47.4%	46.8%
Amortization of intangible assets	1,455	1,775	5,883	4,176
Acquisition fair value adjustments	—	1,131	160	1,411
Adjusted Gross Profit (Non-GAAP)	$33,759	$37,557	$152,193	$104,932
Adjusted Gross Profit Margin (Non-GAAP)	48.5%	48.8%	49.4%	49.4%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(1,413)	$(1,504)	$(5,564)	$(7,900)
Amortization of intangible assets	—	—	—	—
Acquisition fair value adjustments	—	—	—	—
Employee COVID-19 testing costs	76	254	240	3,568
Adjusted Gross Profit (Non-GAAP)	$(1,337)	$(1,250)	$(5,324)	$(4,332)

Novanta Inc.
Gross Profit (GAAP)	$94,543	$82,884	$378,472	$300,328
Gross Profit Margin (GAAP)	43.3%	41.7%	44.0%	42.5%
Amortization of intangible assets	3,264	4,013	13,270	13,288
Acquisition fair value adjustments	—	1,131	160	1,411
Employee COVID-19 testing costs	76	254	240	3,568
Adjusted Gross Profit (Non-GAAP)	$97,883	$88,282	$392,142	$318,595
Adjusted Gross Profit Margin (Non-GAAP)	44.8%	44.4%	45.6%	45.1%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2022
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$26,844	12.3%	$18,935	$3,673	19.4%	$15,262	$0.42
Non-GAAP Adjustments:
Amortization of intangible assets	8,615	4.0%	8,615
Restructuring costs	1,400	0.6%	1,400
Acquisition related costs	334	0.2%	334
Employee COVID-19 testing costs	76	0.0%	76
Foreign exchange transaction (gains) losses, net			2,240
Tax effect of non-GAAP adjustments				2,392
Non-GAAP tax adjustments				(1,534)
Total non-GAAP adjustments	10,425	4.8%	12,665	858		11,807	0.33

Adjusted results (Non-GAAP)	$37,269	17.1%	$31,600	$4,531	14.3%	$27,069	$0.75

Weighted average shares outstanding - Diluted							36,000

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2021
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$21,688	10.9%	$18,839	$5,085	27.0%	$13,754	$0.38
Non-GAAP Adjustments:
Amortization of intangible assets	9,290	4.7%	9,290
Restructuring costs	445	0.2%	445
Acquisition related costs	1,090	0.5%	1,090
Acquisition inventory fair value adjustments	1,131	0.6%	1,131
Employee COVID-19 testing costs	254	0.1%	254
Foreign exchange transaction (gains) losses, net			(172)
Tax effect of non-GAAP adjustments				2,848
Non-GAAP tax adjustments				(1,164)
Total non-GAAP adjustments	12,210	6.1%	12,038	1,684		10,354	0.29

Adjusted results (Non-GAAP)	$33,898	17.0%	$30,877	$6,769	21.9%	$24,108	$0.67

Weighted average shares outstanding - Diluted							35,811

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2022
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$103,079	12.0%	$87,159	$13,108	15.0%	$74,051	$2.06
Non-GAAP Adjustments:
Amortization of intangible assets	39,608	4.6%	39,608
Restructuring costs	4,408	0.5%	4,408
Acquisition related costs	(24)	0.0%	(24)
Acquisition inventory fair value adjustments	160	0.0%	160
Employee COVID-19 testing costs	240	0.0%	240
Write-off of unamortized deferred financing costs			624
Foreign exchange transaction (gains) losses, net			(67)
Tax effect of non-GAAP adjustments				9,502
Non-GAAP tax adjustments				(806)
Total non-GAAP adjustments	44,392	5.1%	44,949	8,696		36,253	1.01

Adjusted results (Non-GAAP)	$147,471	17.1%	$132,108	$21,804	16.5%	$110,304	$3.07

Weighted average shares outstanding - Diluted							35,909

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2021
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$64,054	9.1%	$56,172	$5,841	10.4%	$50,331	$1.41
Non-GAAP Adjustments:
Amortization of intangible assets	29,865	4.2%	29,865
Restructuring costs	8,341	1.2%	8,341
Acquisition related costs	9,679	1.4%	9,679
Acquisition inventory fair value adjustments	1,411	0.2%	1,411
Employee COVID-19 testing costs	3,568	0.5%	3,568
Foreign exchange transaction (gains) losses, net			127
Tax effect of non-GAAP adjustments				10,815
Non-GAAP tax adjustments				(1,370)
Total non-GAAP adjustments	52,864	7.5%	52,991	9,445		43,546	1.21

Adjusted results (Non-GAAP)	$116,918	16.6%	$109,163	$15,286	14.0%	$93,877	$2.62

Weighted average shares outstanding - Diluted							35,781

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Income (GAAP)	$15,262	$13,754	$74,051	$50,331
Net Income Margin	7.0%	6.9%	8.6%	7.1%
Interest (income) expense, net	5,688	2,891	15,616	7,387
Income tax provision	3,673	5,085	13,108	5,841
Depreciation and amortization	12,159	12,647	53,158	43,126
Share-based compensation	5,299	5,353	23,108	22,557
Restructuring and acquisition related costs	1,734	1,535	4,384	18,020
Acquisition inventory fair value adjustments	—	1,131	160	1,411
Write-off of unamortized deferred financing costs	—	—	624	—
Employee COVID-19 testing costs	76	254	240	3,568
Other non-operating income (expense), net	2,221	(42)	(320)	495
Adjusted EBITDA (Non-GAAP)	$46,112	$42,608	$184,129	$152,736
Adjusted EBITDA Margin (Non-GAAP)	21.1%	21.4%	21.4%	21.6%

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2022 Compared to Three Months Ended December 31, 2021	Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Reported Revenue Growth (GAAP)	9.8%	21.8%
Less: Change attributable to acquisitions	1.6%	13.2%
Plus: Change due to foreign currency	5.6%	5.2%
Organic Revenue Growth (Non-GAAP)	13.8%	13.8%

Net Debt (Non-GAAP):

	December 31,	December 31,
	2022	2021
Total Debt (GAAP)	$435,462	$434,458
Plus: Deferred financing costs	4,843	4,126
Gross Debt	440,305	438,584
Less: Cash and cash equivalents	(100,105)	(117,393)
Net Debt (Non-GAAP)	$340,200	$321,191

Free Cash Flow (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash Provided by Operating Activities (GAAP)	$40,612	$28,713	$90,779	$94,625
Less: Purchases of property, plant and equipment	(4,258)	(5,217)	(19,643)	(19,976)
Plus: Proceeds from sale of property, plant and equipment	—	200	137	200
Free Cash Flow (Non-GAAP)	$36,354	$23,696	$71,273	$74,849
Net Income (GAAP)	$15,262	$13,754	$74,051	$50,331
Cash Provided by Operating Activities as a Percentage of Net Income	266%	209%	123%	188%
Free Cash Flow as a Percentage of Net Income	238%	172%	96%	149%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trends and performance of our businesses. Additionally, the Company excluded costs directly related to employee COVID-19 testing as these costs are unique to the COVID-19 pandemic and have had a significant impact on the Company’s operating results.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, and costs directly related to employee COVID-19 testing for the reasons described for Adjusted Gross Profit and Adjusted Gross Profit Margin above. The Company also excludes restructuring and acquisition-related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above. The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, and restructuring and acquisition-related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. The Company excludes write-off of unamortized deferred financing costs because they only arise in certain specific situations when the Company’s existing credit agreement is terminated or modified. The Company also excludes foreign exchange transaction gains (losses) from the calculation of Adjusted Income before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income

The calculation of Adjusted Net Income is displayed in the tables above. Because income before income taxes is included in determining Net Income, the calculation of Adjusted Net Income also excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring costs, acquisition-related costs, write-off of unamortized deferred financing costs, and foreign exchange transaction gains (losses) for the reasons described for Adjusted Income before Income Taxes. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances, expenses (benefits) associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above. Because Net Income is used in the calculation of diluted EPS, Adjusted Diluted EPS excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring costs, acquisition-related costs, write-off of unamortized deferred financing costs, foreign exchange transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, expenses (benefits) associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, costs directly related to employee COVID-19 testing, restructuring costs, acquisition-related costs, acquisition fair value adjustments, other non-operating (income) expense items, including foreign exchange transaction (gains) losses, write-off of unamortized deferred financing costs, and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Free Cash Flow as a Percentage of Net Income is defined as Free Cash Flow divided by Net Income. Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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